APPENDIX "A"
TO
CUSTODIAN AGREEMENT
BETWEEN
The Bank of New York and each of the following Investment Companies Dated as of September 18, 1997
The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of December 1, 1994:
FUND Portfolio  Effective as of:
Fidelity Aberdeen Street Trust Fidelity Freedom Income Fund  August
31, 1996
 Fidelity Freedom 2000 Fund  August 31, 1996
 Fidelity Freedom 2010 Fund  August 31, 1996
 Fidelity Freedom 2020 Fund  August 31, 1996
 Fidelity Freedom 2030 Fund  August 31, 1996
Fidelity Advisor Series II Fidelity Advisor Government Investment Fund December 1, 1994
 Fidelity Advisor High Yield Fund December 1, 1994
 Fidelity Advisor Short Fixed-Income Fund December 1, 1994
Fidelity Advisor Series IV Fidelity Advisor Intermediate Bond Fund December 1, 1994
 Fidelity Institutional Short-Intermediate Government Fund December 1,
1994
 Fidelity Real Estate High Income Fund December 1, 1994
Fidelity Advisor Series VIII Fidelity Advisor Strategic Income Fund December 1, 1994
Fidelity Boston Street Trust Fidelity Target Timeline 1999  January
18, 1996
 Fidelity Target Timeline 2001  January 18, 1996
 Fidelity Target Timeline 2003  January 18, 1996
Fidelity Charles Street Trust Fidelity Short-Intermediate Government Fund December 1, 1994
 Spartan Short-Term Income Fund December 1, 1994
 Spartan Investment Grade Bond Fund December 1, 1994
Fidelity Commonwealth Trust Fidelity Intermediate Bond Fund  December
1, 1994
Fidelity Concord Street Trust* Fidelity U.S. Bond Index Fund**
December 1, 1994
Fidelity Covington Trust Fidelity Real Estate High Income Fund II May
16, 1996


*Name changed from Fidelity Institutional Trust effective 4/29/97.
** Name changed from Fidelity U.S. Bond Index Portfolio effective
4/17/97.
Daily Money Fund Capital Reserves: Money Market Portfolio  September
14, 1995
 Capital Reserves: U.S. Government Portfolio September 14, 1995 Fidelity Devonshire Trust Spartan Adjustable Rate Government Fund December 1, 1994
Fidelity Fixed-Income Trust Fidelity Short-Term Bond Portfolio
December 1, 1994
 Fidelity Investment Grade Bond Fund December 1, 1994
 Spartan Government Income Fund December 1, 1994
 Spartan High Income Fund  December 1, 1994
 Spartan Short-Intermediate Government Fund December 1, 1994
Fidelity Government Securities Fund Fidelity Government Securities Fund December 1, 1994
Fidelity Hereford Street Trust Spartan Money Market Fund  December 1,
1994
 Spartan U.S. Government Money Market Fund September 14, 1995 Spartan U.S. Treasury Money Market Fund September 14, 1995
Fidelity Income Fund Fidelity Ginnie Mae Fund  December 1, 1994
 Fidelity Advisor Mortgage Securities Portfolio December 1, 1994 Spartan Limited Maturity Government Fund December 1, 1994
Fidelity Institutional Cash Portfolios Domestic   September 14, 1995
 Money Market   September 14, 1995
 Government   September 14, 1995
 Treasury   September 14, 1995
 Treasury Only*   September 14, 1995
Fidelity Money Market Trust Rated Money Market   September 14, 1995
 Retirement Government Money Market Portfolio September 14, 1995 Retirement Money Market Portfolio September 14, 1995
Fidelity Phillips Street Trust Fidelity Cash Reserves  December 1,
1994
 Fidelity U.S. Government Reserves  September 14, 1995
Fidelity Select Portfolios Money Market Portfolio December 1, 1994 Fidelity Summer Street Trust Fidelity Capital & Income Fund December 1, 1994










*Formerly a portfolio of Daily Money Fund; change effective as of
5/30/97.
Fidelity Union Street Trust Spartan Ginnie Mae Fund December 1, 1994 Fidelity Union Street Trust II Fidelity Daily Income Trust December 1, 1994
Newbury Street Trust* Prime Fund - Daily Money Class** September 14,
1995
 Prime Fund - Capital Reserves Class***** September 18, 1997
Treasury Fund - Daily Money Class*** September 14, 1995   Treasury
Fund - Advisor B Class**** September 14, 1996   Treasury Fund -
Capital Reserves Class***** September 18, 1997
Variable Insurance Products Fund High Income Portfolio  December 1,
1994
 Money Market Portfolio   September 14, 1995
Variable Insurance Products Fund II Investment Grade Bond Portfolio December 1, 1994
* Name changed from Daily Tax-Exempt Money Fund effective May 30,
1997.
** Name changed from Daily Money Fund: Money Market Portfolio effective May 30, 1997.
*** Name changed from Daily Money Fund: U.S. Treasury Portfolio - Initial Class effective May 30, 1997.
****Name changed from Daily Money Fund: U.S. Treasury Portfolio - Class B effective May 30, 1997.
*****Addition of Capital Reserves Class of Prime Fund and Treasury Fund effective September 18, 1997.












 IN WITNESS WHEREOF, each of the parties hereto has caused this
Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.
Each of the Investment Companies The Bank of New York
listed on this Appendix "A", on behalf
of each of their respective Portfolios
By:      /s/John Costello                 By:       /s/Mayra Adonnino

Name:     John Costello                 Name:       Mayra Adonnino
Title:     Asst. Treasurer Title:         Vice President